Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results for Fourth Quarter and Fiscal Year 2008

MOUNTAIN VIEW, Calif. – December 3, 2008 – Synopsys, Inc. (Nasdaq:SNPS), the world leader in software and IP for semiconductor design and manufacturing, today reported results for its fourth quarter and fiscal year ended October 31, 2008.

For the fourth quarter, Synopsys reported revenue of $352.8 million, an 11.9 percent increase compared to $315.2 million for the fourth quarter of fiscal 2007.  Revenue for fiscal year 2008 was $1.337 billion, an increase of 10.3 percent from $1.212 billion in fiscal 2007.

“Synopsys delivered very good financial and operational results in Q4 and 2008, despite a marked change in the economic environment,” said Aart de Geus, chairman and CEO of Synopsys.  “While the global economic landscape is unpredictable, and leading to more conservative consumer and business practices, Synopsys is heading into 2009 with a solid financial, technical and business foundation.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the fourth quarter of fiscal 2008 was $46.4 million, or $0.32 per share, compared to $41.0 million, or $0.27 per share, for the fourth quarter of fiscal 2007.

GAAP net income for fiscal year 2008 was $190.0 million, or $1.29 per share, compared to $130.5 million, or $0.87 per share, for fiscal 2007.

Non-GAAP Results

On a non-GAAP basis, net income for the fourth quarter of fiscal 2008 was $62.7 million, or $0.43 per share, compared to non-GAAP net income of $60.0 million, or $0.40 per share, for the fourth quarter of fiscal 2007.

Non-GAAP net income for fiscal year 2008 was $252.9 million, or $1.71 per share, compared to non-GAAP net income of $204.9 million, or $1.37 per share, for fiscal 2007.

Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the first quarter and full fiscal year 2009.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

First Quarter of Fiscal Year 2009 Targets:

•                  Revenue: $332 million - $340 million

•                  GAAP expenses: $276 million - $291.5 million

•                  Non-GAAP expenses: $253 million - $263 million

•                  Other income and expense: $0 - $3 million

•                  Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•                  Fully diluted outstanding shares: 145 million - 150 million

•                  GAAP earnings per share: $0.26 - $0.31

•                  Non-GAAP earnings per share: $0.40 - $0.42

•                  Revenue from backlog: greater than 90 percent

Full-Year Fiscal Year 2009 Targets:

•                  Revenue: $1.380 billion - $1.410 billion

•                  Other income and expense: $4 million - $8 million

•                  Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•                  Fully diluted outstanding shares: 145 million - 150 million

•                  GAAP earnings per share: $1.07 - $1.26

•                  Non-GAAP earnings per share: $1.60 - $1.72

•                  Cash flow from operations: $200 million - $220 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures.  Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its ongoing business operations and what Synopsys uses to evaluate its ongoing operations and for internal planning and forecasting purposes.  Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) share-based compensation; (ii) the amortization of acquired intangible assets and in-process research and development charges; (iii) facilities realignment charges; (iv) other significant items, including a tax benefit from a settlement with the Internal Revenue Service and the effect of other litigation settlements; and (v) the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods.  Whenever Synopsys uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below.

Reconciliation of Fourth Quarter and Fiscal Year 2008 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Fourth Quarter and Fiscal Year 2008 Results

(Unaudited and in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
GAAP net income	$46,397	$41,014	$189,978	$130,491
Adjustments:
Amortization of intangible assets	9,250	12,703	44,091	50,096
Share-based compensation	14,666	15,336	65,472	62,010
In-process research and development	—	1,100	4,800	3,200
Litigation settlement	—	—	—	(12,500)
Facilities realignment charge	—	—	—	(645)
Tax benefit from IRS settlement	—	—	(17,253)	—
Tax effect	(7,635)	(10,112)	(34,230)	(27,746)
Non-GAAP net income	$62,678	$60,041	$252,858	$204,906

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
GAAP earnings per share	$0.32	$0.27	$1.29	$0.87
Adjustments:
Amortization of intangible assets	0.06	0.08	0.30	0.33
Share-based compensation	0.10	0.10	0.44	0.42
In-process research and development	—	0.01	0.03	0.02
Litigation settlement	—	—	—	(0.08)
Facilities realignment charge	—	—	—	(0.01)
Tax benefit from IRS settlement	—	—	(0.12)	—
Tax effect	(0.05)	(0.06)	(0.23)	(0.18)
Non-GAAP earnings per share	$0.43	$0.40	$1.71	$1.37

Shares used in calculation	145,638	150,701	147,672	149,716

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to non-GAAP Reconciliation of First Quarter Fiscal Year 2009 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending January 31, 2009
	Low	High
Target GAAP expenses	$276,000	$291,500
Adjustment:
Estimated impact of amortization of intangible assets	(11,500)	(15,000)
Estimated impact of share-based compensation	(11,500)	(13,500)
Target non-GAAP expenses	$253,000	$263,000

	Range for Three Months
	Ending January 31, 2009
	Low	High
Target GAAP earnings per share	$0.26	$0.31
Adjustment:
Estimated impact of amortization of intangible assets	0.10	0.08
Estimated impact of share-based compensation	0.09	0.08
Net non-GAAP tax effect	(0.05)	(0.05)
Target non-GAAP earnings per share	$0.40	$0.42

Shares used in non-GAAP calculation (midpoint of target range)	147,500	147,500

GAAP to Non-GAAP Reconciliation of Fiscal Year 2009 Targets

	Range for Fiscal Year
	Ending October 31, 2009
	Low	High
Target GAAP earnings per share	$1.07	$1.26
Adjustment:
Estimated impact of amortization of intangible assets	0.31	0.28
Estimated impact of share-based compensation	0.40	0.39
Net non-GAAP tax effect	(0.18)	(0.21)
Target non-GAAP earnings per share	$1.60	$1.72

Shares used in non-GAAP calculation (midpoint of target range)	147,500	147,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/.  A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 968632, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the first quarter fiscal 2009 in February 2009.  Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.  In addition, Synopsys makes additional financial information available in a financial supplement also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the first quarter earnings call in February 2009, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the first quarter of fiscal 2009 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for fiscal 2008 in its Annual Report on Form 10-K to be filed by December 31, 2008.

About Synopsys

Synopsys, Inc. (NASDAQ:SNPS) is the world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design and manufacturing. Synopsys’ comprehensive, integrated  portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, software-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  failure of customers to pay license fees as scheduled;

•                  changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected orders; and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses, earnings per share and tax rate on a GAAP and non-GAAP basis for the fiscal quarter ending January 31, 2009 and actual expenses, earnings per share, tax rate, cash flow from operations and other projections on a GAAP and non-GAAP basis for fiscal year 2009 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related expenses including amortization of intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee share-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or pronouncements, (viii) general economic conditions, and (ix), other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008.  Furthermore, Synopsys’ actual tax rates applied to income for the first quarter fiscal year 2009 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter and actions by the government.  Finally, Synopsys’ targets for outstanding shares in the first quarter and fiscal year 2009 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2008	2007	2008	2007
Revenue:
Time-based license	$290,515	$257,935	$1,125,845	$1,004,026
Upfront license	26,090	20,416	71,383	67,524
Maintenance and service	36,200	36,882	139,723	140,919
Total revenue	352,805	315,233	1,336,951	1,212,469
Cost of revenue:
License	45,213	39,151	171,974	146,420
Maintenance and service	15,440	16,899	63,596	64,358
Amortization of intangible assets	6,215	6,032	23,326	23,487
Total cost of revenue	66,868	62,082	258,896	234,265
Gross margin	285,937	253,151	1,078,055	978,204
Operating expenses:
Research and development	102,564	97,016	394,747	379,221
Sales and marketing	87,706	85,158	334,779	349,395
General and administrative	27,328	25,330	103,852	101,735
In-process research and development	—	1,100	4,800	3,200
Amortization of intangible assets	3,035	6,671	20,765	26,609
Total operating expenses	220,633	215,275	858,943	860,160
Operating income	65,304	37,876	219,112	118,044
Other income, net	(9,584)	9,324	(156)	47,755
Income before income taxes	55,720	47,200	218,956	165,799
Provision for income taxes	9,323	6,186	28,978	35,308
Net income	$46,397	$41,014	$189,978	$130,491

Net income per share:
Basic	$0.33	$0.28	$1.33	$0.91
Diluted	$0.32	$0.27	$1.29	$0.87

Shares used in computing per share amounts:
Basic	142,684	144,973	143,258	143,953
Diluted	145,638	150,701	147,672	149,716

(1)     Synopsys’ fiscal years ended on November 1, 2008 and November 3, 2007, respectively.  For presentation purposes, the Unaudited Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	October 31, 2008	October 31, 2007
ASSETS:
Current assets:
Cash and cash equivalents	$577,632	$579,327
Short-term investments	373,669	405,126
Total cash, cash equivalents and short-term investments	951,301	984,453
Accounts receivable, net	147,365	123,900
Deferred income taxes	133,609	123,165
Income taxes receivable	49,859	42,525
Prepaid expenses and other current assets	40,156	53,496
Total current assets	1,322,290	1,327,539
Property and equipment, net	145,087	131,866
Goodwill	899,640	767,087
Intangible assets, net	114,760	78,792
Long-term deferred income taxes	177,386	216,642
Other assets	83,315	95,411
Total assets	$2,742,478	$2,617,337

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$289,769	$246,209
Accrued income taxes	14,496	207,572
Deferred revenue	604,718	577,295
Total current liabilities	908,983	1,031,076
Deferred compensation and other liabilities	76,970	84,648
Long-term accrued income taxes	152,745	—
Long-term deferred revenue	75,409	65,220
Total liabilities	1,214,107	1,180,944
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 141,786 and 146,365 shares outstanding, respectively	1,418	1,464
Capital in excess of par value	1,471,031	1,401,965
Retained earnings	434,057	263,977
Treasury stock, at cost: 15,485 and 10,867 shares, respectively	(342,856)	(234,918)
Accumulated other comprehensive income (loss)	(35,279)	3,905
Total stockholders’ equity	1,528,371	1,436,393
Total liabilities and stockholders’ equity	$2,742,478	$2,617,337

(1)     Synopsys’ fiscal years ended on November 1, 2008 and November 3, 2007, respectively.  For presentation purposes, the Unaudited Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Twelve Months Ended October 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$189,978	$130,491
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	97,143	105,367
Share-based compensation	65,474	62,011
Allowance for doubtful accounts	135	(330)
(Gain) loss on sale of investments	(1,404)	(72)
(Gain) on sale of land	—	(4,284)
Deferred income taxes	(12,258)	(972)
Net change in deferred gains and losses on cash flow hedges	(14,884)	9,053
In-process research and development	4,800	3,200
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(8,571)	(124)
Prepaid expenses and other current assets	(22,484)	(15,610)
Other assets	647	139
Accounts payable and accrued liabilities	36,413	(590)
Accrued income taxes	(6,960)	2,127
Deferred revenue	6,856	142,002
Deferred compensation and other liabilities	(3,797)	1,070
Net cash provided by operating activities	331,088	433,478

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	597,902	284,615
Purchases of short-term investments	(564,978)	(447,100)
Proceeds from sales of long-term investments	77	—
Purchases of long-term investments	(7,694)	(4,620)
Purchases of property and equipment	(38,869)	(44,690)
Proceeds from sale of land	—	26,298
Cash paid for acquisitions and intangible assets, net of cash acquired	(184,650)	(57,473)
Capitalization of software development costs	(2,874)	(2,599)
Net cash used in investing activities	(201,086)	(245,569)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lease obligations	(2,970)	—
Issuances of common stock	79,181	208,484
Purchases of common stock	(220,053)	(151,620)
Net cash (used in) provided by financing activities	(143,842)	56,864
Effect of exchange rate changes on cash and cash equivalents	12,145	3,795
Net change in cash and cash equivalents	(1,695)	248,568
Cash and cash equivalents, beginning of period	579,327	330,759
Cash and cash equivalents, end of period	$577,632	$579,327

(1)     Synopsys’ fiscal years ended on November 1, 2008 and November 3, 2007, respectively.  For presentation purposes, the Unaudited Consolidated Statements of Cash Flows refer to a calendar month end.